EXHIBIT 10.10

                            PRIDE INTERNATIONAL, INC.
                                 1993 DIRECTORS'
                                STOCK OPTION PLAN

                                SECOND AMENDMENT

            Pride International, Inc. (the "Company") having previously established the Pride International, Inc. 1993 Directors' Stock Option Plan, as amended by the First Amendment thereto effective May 22, 1997 (the "Plan"), and having reserved the right under Section XVIII thereof to amend the Plan, does hereby amend the Plan as follows:

            1.    Effective as of January 14, 1998, the references in Sections
4.1 and 11.1 of the Plan to Section 9.4 of the Plan are hereby amended so that such references are now to Section 9.2 of the Plan.

            2. Section 5.3 of the Plan is hereby amended in its entirety, effective as of January 14, 1998, to read as follows:

            "5.3 Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the optionee may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option in whole or in part by delivering to the Company shares of the Company's common stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares. The Fair Market Value of the shares so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. "Fair Market Value" means, as of a particular date, (i) if the shares of common stock are listed on the New York Stock Exchange, then the final closing sales price per share of common stock as reported on New York Stock Exchange Composite Trading Listings, or a similar report selected by the Company, on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of common stock are listed on a national securities exchange other than the New York Stock Exchange, the mean between the highest and lowest sales price per share of common stock on the primary such national securities exchange on that date, or,

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      if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the shares of common stock are not so listed but are quoted in the NASDAQ National Market System, the mean between the highest and lowest sales price per share of common stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,
      (iv) if the common stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc., or (v) if none of the above are applicable, the fair market value of a share of common stock as determined in good faith by the Committee."

            3. Article IX of the Plan is hereby amended in its entirety, effective as of January 14, 1998, to read as follows:

            "9.1 Subject to Article XXII hereof and the maximum number of Shares which may be purchased pursuant to the exercise of Options granted under the Plan as set forth in Section 2.1, the Board of Directors or the Executive Committee thereof may, at any time but not more frequently than once during each calendar year, grant discretionary Options to any Director or Directors of the Company who satisfy the eligibility requirements of Article IV. The number of Options granted and the number of Shares for which the Options are granted shall be such number as is determined by the Board of Directors or the Executive Committee thereof, at a price per Share determined as of the date of grant pursuant to
      Section 5.1. The time or times at which such Options are granted, the number of Options granted, and the number of Shares for which the Options are granted shall be in the sole discretion of the Board of Directors or the Executive Committee thereof.

            9.2 A Director shall be ineligible to receive a grant provided for in Section 9.1 unless, as of the date of such grant, the Director (i) is not otherwise a full-time Employee of the Company or any Subsidiary, as such terms are hereinafter defined, and (ii) has not been a full-time Employee of the Company or any Subsidiary for any part of the preceding fiscal year.

            9.3 In the event that the number of Shares available for Options under the Plan is insufficient to make all grants hereby specified on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan."

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            4.    This Amendment shall be effective as of the dates set forth above.

                            PRIDE INTERNATIONAL, INC.



                            By /s/ ROBERT W. RANDALL
                                   Robert W. Randall, Vice President

ATTEST:

/s/ FRIDA A. MARTINEZ

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